CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the "Registration Statement") of our reports dated December 17, 2019, relating to the financial statements and financial highlights, which appear in T. Rowe Price Summit Municipal Money Market Fund’s (one of the funds constituting T. Rowe Price Summit Municipal Funds, Inc.) Annual Reports on Form N-CSR for the year ended October 31, 2019. We also consent to the references to us under the headings "Financial Statements" and "Documents Incorporated By Reference" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, Maryland

August 17, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the "Registration Statement") of our reports dated April 20, 2020, relating to the financial statements and financial highlights, which appear in T. Rowe Tax-Exempt Money Fund, Inc.’s Annual Reports on Form N-CSR for the year ended February 29, 2020. We also consent to the references to us under the headings "Financial Statements" and "Documents Incorporated By Reference" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, Maryland

August 17, 2020